Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-213254 on Form S-8 of our report dated December 22, 2016, relating to the consolidated financial statements of ALJ Regional Holdings, Inc. and Subsidiaries, included in this Annual Report on Form 10-K for the year ended September 30, 2016.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

December 22, 2016

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